                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D. C.  20549
                          __________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          __________________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                           __________________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


               New York                             13-3818954
     (Jurisdiction of incorporation             (I. R. S. Employer
      if not a U. S. national bank)             Identification No.)

         114 West 47th Street                         10036
          New York, New York                        (Zip Code)
        (Address of principal
          executive offices)

                          __________________________
                        TOTAL RENAL CARE HOLDINGS, INC.
            (Exact name of REGISTRANT as specified in its charter)

              Delaware                              51-0354549
   (State or other jurisdiction of               (I. R. S. Employer
    incorporation or organization)               Identification No.)

      21250 Hawthorne Boulevard                     90503-5517
             Suite 800                              (Zip code)
        Torrance, California
(Address of principal executive offices)

                          __________________________
                  7% Convertible Subordinated Notes due 2009
                     (Titles of the indenture securities)

--------------------------------------------------------------------------------

                                    GENERAL


1.   General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation, Washington, D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The registrant is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  List of Exhibits
     ----------------

     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

16.  List of Exhibits
     (cont'd)


     T-1.2 --  Included in Exhibit T-1.1.

     T-1.3 --  Included in Exhibit T-1.1.

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE


     As of December 9, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             _____________________

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of December 1998.


     UNITED STATES TRUST COMPANY OF
           NEW YORK, Trustee


By:  /s/ Patricia Stermer
     ----------------------------------
     Patricia Stermer
     Assistant Vice President



PST/kk
(rev:120998)

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
   OF NEW YORK


By:  /s/ Gerard F. Ganey
     ---------------------
     Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 1998
                              ------------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                             $  339,287

Short-Term Investments                                                 161,493

Securities, Available for Sale                                         563,176

Loans                                                                1,954,456
Less:  Allowance for Credit Losses                                      16,860
                                                                    ----------
     Net Loans                                                       1,937,596
Premises and Equipment                                                  58,809
Other Assets                                                           120,308
                                                                    ----------
     TOTAL ASSETS                                                   $3,180,669
                                                                    ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                           $  646,593
     Interest Bearing                                                1,838,108
                                                                    ----------
         Total Deposits                                              2,484,701

Short-Term Credit Facilities                                           375,849
Accounts Payable and Accrued Liabilities                               142,513
                                                                    ----------
     TOTAL LIABILITIES                                              $3,003,063
                                                                    ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                            14,995
Capital Surplus                                                         49,541
Retained Earnings                                                      109,648
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                   3,422
                                                                    ----------

TOTAL STOCKHOLDER'S EQUITY                                             177,606
                                                                    ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                           $3,180,669
                                                                    ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

November 2, 1998